Exhibit 10.1

AMENDMENT NO. 7
This Amendment No. 7, dated as of May 28, 2015 (this “Amendment”), to that certain Credit Agreement, dated as of November 30, 2010, as amended by Amendment No. 1, dated as of November 16, 2012, Amendment No. 2, July 24, 2013, Amendment No. 3, dated as of August 30, 2013 and Amendment No. 4, dated as of February 21, 2014, Amendment No. 5, dated as of April 11, 2014 and Amendment No. 6, dated as of September 30, 2014 (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among CCA CLUB OPERATIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CLUBCORP CLUB OPERATIONS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent and Tranche A L/C Issuer, CITIBANK, N.A., as Tranche B L/C Issuer and Swing Line Lender, and CITIGROUP GLOBAL MARKETS INC., as Lead Arranger and Bookrunner, is entered into by and among Holdings, the Borrower, the Agents and the New Term B Lenders (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, Holdings, the Administrative Agent, the Lenders and certain other parties hereto are parties to the Credit Agreement;
WHEREAS, in order to reprice all of the Term B Loans outstanding immediately prior to the Seventh Amendment Effective Date (as defined below) (the “Existing Term B Loans”), the Borrower has requested an amendment to the Credit Agreement that would decrease the Applicable Rate with respect to Term B Loans (such Term B Loans as amended hereby on the Seventh Amendment Effective Date, the “Amended Term B Loans”);
WHEREAS, in the event the Amendment is approved by the Required Lenders but not all of the Term B Lenders, the Borrower desires to replace those Term B Lenders that are Non-Consenting Lenders to this Amendment by causing such Non-Consenting Lenders to assign their Existing Term B Loans to certain Eligible Assignees (the “New Term B Lenders”) in accordance with Sections 3.07 and 10.07 of the Credit Agreement and each New Term B Lender agrees to purchase such Term B Loans in the principal amount set forth on the signature page of such New Term B Lender (such amount, the “New Term B Commitment Amount”);
WHEREAS, subject to the terms and conditions set forth herein, each Term B Lender that has delivered a consent to this Amendment in the form of Exhibit A hereto (a “Lender Consent”) agreeing to the “Cashless Settlement Option” (each such Lender being a “Continuing Lender”) has agreed to amend its outstanding Existing Term B Loans to Amended Term B Loans as provided herein;
WHEREAS, each Term B Lender that has delivered a Lender Consent agreeing to the “Assignment Settlement Option” as provided on such signature page (each such Lender being an “Assignment Lender”) has agreed to purchase pursuant to an Assignment and Assumption on or immediately after the Seventh Amendment Effective Date from Citibank, N.A., as a New Term B Lender (the “Fronting Lender”) Amended Term B Loans in a principal amount not less than the principal amount of the Existing Term B Loans held by such Assignment Lender (or such lesser amounts as may be allocated to such Assignment Lender by the Administrative Agent); and

Exhibit 10.1

WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.AMENDMENTS TO THE CREDIT AGREEMENT
Effective as of the Seventh Amendment Effective Date (as defined in Section 2 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
1.1    Subject to the terms and conditions set forth herein, on the Seventh Amendment Effective Date (i) each Continuing Lender consents to this Amendment and its Existing Term B Loans shall become Amended Term B Loans, (ii) each New Term B Lender agrees to purchase Existing Term B Loans in an aggregate principal amount equal to its New Term B Commitment Amount from Non-Consenting Lenders in accordance with the terms of Section 3.07 and 10.07 of the Credit Agreement and such New Term B Lender’s execution of this Amendment shall be deemed to be the execution of an Assignment and Assumption (and the execution of this Amendment by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Credit Agreement) thereto) which assignment shall be effective upon receipt by each such Non-Consenting Lender of the purchase price required by Section 3.07(b) of the Credit Agreement, (iii) the Existing Term B Loans of each Assignment Lender shall be deemed to be assigned to the Fronting Lender in exchange for the principal amount of such Existing Term B Loans and such Assignment Lender’s execution of its Lender Consent shall be deemed to be the execution of an Assignment and Assumption (and the execution of this Amendment by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Credit Agreement) thereto) which assignment shall be effective upon receipt by each such Assignment Lender of the outstanding principal amount of, and accrued and unpaid interest on, such Existing Term B Loans and (iv) each Assignment Lender agrees to purchase Amended Term B Loans from the Fronting Lender pursuant to an Assignment and Assumption in accordance with the terms of Section 10.07 of the Credit Agreement in an amount equal to such Assignment Lender’s Existing Term B Loans. Each New Term B Lender, by delivering its signature page to this Amendment and agreeing to amend its Existing Term B Loans to New Term B Loans on the Seventh Amendment Effective Date and each Assignment Lender, by delivering its Lender Consent, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment (such consent and approval effective as of the Seventh Amendment Effective Date), each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent on the Seventh Amendment Effective Date.  Subject to the terms and conditions set forth herein, effective as of the Seventh Amendment Effective Date, for all purposes of the Loan Documents, (i) the Amended Term B Loans shall constitute “Term Loans” and (ii) each New Term B Lender shall become a “Lender” (if such New Term B Lender is not already a Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term B Loan.
1.2    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

Exhibit 10.1

““Seventh Amendment” means the Amendment No. 7 to this Agreement, dated as of May 28, 2015.”
““Seventh Amendment Effective Date” has the meaning assigned to such term in the Seventh Amendment.”
1.3    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Applicable Rate” as follows:
“(a)    with respect to Term B Loans, (i) for any period occurring prior to the Seventh Amendment Effective Date and after the Sixth Amendment Effective Date, (A) for Eurodollar Rate Loans, 3.50% and (B) for Base Rate Loans, 2.50% and (ii) on and after the Seventh Amendment Effective Date, (A) for Eurodollar Rate Loans, 3.25% and (B) for Base Rate Loans, 2.25%; and”.
1.4    Section 1.01 of the Credit Agreement is hereby amended by amending clause (a) of the definition of “Guarantor” by replacing the words “the Closing Date” with “April 10, 2015”.
1.5    Section 1.01 of the Credit Agreement is hereby amended by amending clause (a) of the definition of “Mortgaged Property” by replacing the words “the Closing Date” with “April 10, 2015”.
1.6    Clause (a)(iv) of Section 2.05 is hereby amended and restated in full as follows:
“At the time of the effectiveness of any Repricing Transaction that is consummated prior to November 28, 2015 that (A) makes any prepayment of Term Loans in connection with any Repricing Transaction, or (B) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a fee in an amount equal to, (x) in the case of clause (A), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (y) in the case of clause (B), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”
1.7    Section 3.07 of the Credit Agreement is hereby amended by amending and restating clauses (a) and (b) in full to read as follows:
“(a)    If at any time (x) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01(a) or (c) or Section 3.02 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.04, (y) any Lender becomes a Defaulting Lender or (z) any Lender becomes a Non-Consenting Lender, then the Borrower may, on five (5) Business Days’ prior written notice (the “Lender Replacement Notice Period”) to the Administrative Agent and such Lender, replace such Lender (in its capacity as a Lender under the applicable Facility, if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of the applicable Class of Loans or Commitments if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) to one or more Eligible Assignees (together with any consents that would be required pursuant to Section 10.07 for an assignment to such Eligible Assignee); provided that (i) in the case of any Eligible Assignees in respect of Non-

Exhibit 10.1

Consenting Lenders, the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree and (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.”.
“(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans; provided, however, that any such Lender that has not executed such Assignment and Assumption prior to the expiration of the Lender Replacement Notice Period shall be deemed to have assigned such Loans and, if applicable, participations in L/C Obligations and Swing Line Loans pursuant to an Assignment and Assumption upon receipt of the purchase price required by this Section 3.07(b), and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.”.
1.8    Schedule V is hereby amended and restated in full as identified on Annex I hereto.
1.9    Schedule 4.01(a)(v) is hereby amended and restated in full as identified on Annex II hereto.
SECTION 2.    CONDITIONS PRECEDENT
This Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or duly waived:
2.1    Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(a)    this Amendment, duly executed by each of the Borrower, Holdings and the Administrative Agent; provided, however, if any Term B Lender is a Non-Consenting Lender then this Amendment shall be duly executed by New Term B Lenders with aggregate New Term B Commitment Amounts equal to the aggregate amount of the Existing Term B Loans of all such Non-Consenting Lenders;
(b)    Lender Consents duly executed by the Required Lenders;
(c)    an Acknowledgement and Confirmation, substantially in the form of Exhibit B hereto, duly executed by each Loan Party; and
(d)    executed legal opinion of Perkins Coie LLP, special counsel to Holdings and the Borrower, dated the Seventh Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent.

Exhibit 10.1

2.2    Fees and Expenses.
(a)All fees and reimbursable expenses that have been invoiced as of the Seventh Amendment Effective Date that are due and payable to any Person under the Credit Agreement or under any engagement letter entered into in connection with this Amendment shall have been paid in full in immediately available funds; and
(b)The Administrative Agent hereby waives any and all assignment fees due to the Administrative Agent from the Borrower under any Assignment and Assumption executed pursuant to Section 3.07(a) of the Credit Agreement.
2.3    Representations and Warranties. On and as of the Seventh Amendment Effective Date and after giving effect to this Amendment, each of the representations and warranties contained in Section 3 below shall be true and correct.
SECTION 3.    REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:
3.1    Incorporation of Representations and Warranties from Loan Documents. Immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if qualified by materiality) on and as of the Seventh Amendment Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 3.1, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement and, in the case of the financial statements furnished pursuant to Section 6.01(b) of the Credit Agreement, the representations contained in Section 5.05(a) of the Credit Agreement, as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments;
3.2    Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and
3.3    Absence of Default. No Default or Event of Default exists or would result from this Amendment.
SECTION 4.    MISCELLANEOUS
4.1    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and any other Loan Documents delivered in connection herewith) as provided in Section 10.04 of the Credit Agreement.

Exhibit 10.1

4.2    Reference to and Effect on the Loan Documents.
(a)    As of the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.
4.3    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.
4.4    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
4.5    Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
4.6    Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
4.7    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

CCA CLUB OPERATIONS HOLDINGS, LLC

By:	/s/ Curt McClellan
Curt McClellan
Treasurer

CLUBCORP CLUB OPERATIONS, INC.

By:	/s/ Curt McClellan
Curt McClellan
Treasurer

CITICORP NORTH AMERICA, INC.

By:	/s/ Michael Tortora
Michael Tortora
Vice President

CITIBANK, N.A., as New Term B Lender

By:	/s/ Michael Tortora
Michael Tortora
Vice President